Exhibit 10.36
AMENDMENT NO. 10
TO THE
AMENDED AND RESTATED
BEARINGPOINT, INC. 401(k) PLAN
     WHEREAS, BearingPoint, Inc. (the “Company”) maintains the Amended and Restated BearingPoint, Inc. 401(k) Plan (the “Plan”); and
     WHEREAS, pursuant to its authority under Section 16.1 of the Plan, the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”), acting for the Company, acted on May 1, 2009, to retroactively amend the Plan, effective as of January 1, 2009, to provide that all Participants whose employment with the Company terminates on or after January 1, 2009 shall be fully vested under the Plan as of January 1, 2009.
     NOW, THEREFORE, to implement the Compensation Committee’s action, the Plan is hereby amended, effective as set forth herein, in the following respects:
     1. Section 9.3(a)(2) of the Plan is amended, effective as of January 1, 2009, by the addition of the following sentence to the end thereof:
     “Notwithstanding the foregoing or any provision of the Plan to the contrary, the Matching Account and the Profit Sharing Account of a Participant whose employment with the Company terminates on or after January 1, 2009 shall be fully vested as of January 1, 2009.”
     IN WITNESS WHEREOF, this amendment has been executed on behalf of the Corporation by the undersigned duly authorized officer of the Corporation, effective as set forth herein.

BEARINGPOINT, INC.

Date: May 1, 2009	By: Its:	/s/ Jill Kanin-Lovers Member of Board of Directors